April 3, 2026

Highland Opportunities and Income Fund

NexPoint Diversified Real Estate Trust OP, L.P.

Highland Global Allocation Fund

NRESF REIT Sub II, LLC

Re: Participation Side Agreement – NSP Secured Promissory Note

Ladies and Gentlemen:

Reference is hereby made to (a) that certain Secured Promissory Note, dated as of January 16, 2026, as amended by that certain First Amendment to Secured Promissory Note and Joinder Agreement, dated as of March 25, 2026 (collectively, and as further amended, restated, supplemented or otherwise modified from time to time, the “Note”), made by NexPoint Storage Partners Operating Company, LLC, a Delaware limited liability company (together with the additional co-borrowers joined pursuant to the First Amendment, the “Borrowers”), in favor of NexPoint Real Estate Finance Operating Partnership, L.P., a Delaware limited partnership (“NREF”), in the original maximum principal amount of $40,000,000 (the “Maximum Principal Amount”), and (b) that certain Participation Agreement, dated as of March 25, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Participation Agreement”), by and between NREF, as Seller, and The Ohio State Life Insurance Company (“OSL”), as Buyer. Capitalized terms used but not otherwise defined in this letter agreement (this “Letter Agreement”) shall have the meanings ascribed to such terms in the Note or the Participation Agreement, as the context requires. The parties to this Letter Agreement are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Pursuant to the Participation Agreement, NREF sold to OSL an undivided participation interest in the Loan evidenced by the Note and retained the balance as the Seller Participation Interest. NREF now desires to sell, and each of Highland Opportunities and Income Fund (“HFRO”), NexPoint Diversified Real Estate Trust OP, L.P. (“NXDT”), Highland Global Allocation Fund (“HGLB”), and NRESF REIT Sub II, LLC (“NRES”, and together with HFRO, NXDT and HGLB, each a “Fund” and collectively, the “Funds”), each managed or advised by NexPoint Advisors, L.P. or one of its Affiliates, desires to purchase, additional undivided participation interests carved from NREF’s Seller Participation Interest, and the Parties desire to memorialize the terms of such purchases and a standing administrative allocation framework for future Advances funded by NREF under the Note, as more particularly set forth herein.

In furtherance of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
Current Purchases; Effective Date.
(a)
Effective as of March 30, 2026 (the “Effective Date”), NREF hereby sells, and each Fund hereby purchases from NREF, an undivided participation interest in the Loan and the Loan Documents in the respective amounts set forth on Schedule 1 attached hereto (each, a “Participation Interest”). Each such sale constitutes a permitted Transfer under Section 8(b) of the Participation Agreement, and each Fund hereby accedes to the Participation Agreement as a “Participant” thereunder and agrees to be bound by all terms and provisions thereof applicable to a Participant as though an original signatory thereto. Purchase price for each sale shall be par in cash by wire transfer of immediately available funds on the Effective Date or promptly thereafter as the parties may mutually agree. For the avoidance of doubt, from and after the Effective Date, each Participation Interest shall be treated for all purposes as outstanding under the

Participation Agreement, including allocations of capitalized paid-in-kind interest and entitlement to distributions, in each case in accordance with Section 5 thereof.
(b)
Each Fund represents and warrants to NREF that: (i) it qualifies for a permitted Transfer under Section 8(b) of the Participation Agreement; (ii) it is not an “Embargoed Person” as defined in the Participation Agreement; and (iii) this Letter Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy and equity principles.
(c)
NREF will maintain and update, from time to time, an internal register of Participants and distribution records for the Loan (including each Fund’s notice and wire instructions) and will circulate to OSL updated administrative schedules for convenience as Participants and their wire instructions change. Consistent with Section 5(b) of the Participation Agreement, NREF will continue to instruct the Borrowers in writing to remit directly to OSL an amount equal to OSL’s then‑current Pro Rata Share of any amounts then payable in cash under the Loan Documents, with the balance remitted to NREF, and may from time to time update such written split‑payment instructions to the Borrowers solely to reflect OSL’s then‑current Pro Rata Share and the balance to NREF, with a copy to OSL. Amounts, if any, paid by the Borrowers to NREF (rather than directly to OSL) will be distributed by NREF to the Participants in accordance with the Participation Agreement.
(d)
Each sale described in this Section 1 will be effected as a permitted Transfer under Section 8(b) of the Participation Agreement and documented by an Assignment and Joinder (each, a “Joinder”) in the form attached hereto as Exhibit A, executed by NREF and the purchasing Fund and effective as of March 30, 2026. Each Joinder will (i) accede the purchasing Fund as a “Participant” under the Participation Agreement and (ii) set forth such Fund’s notice and wire instructions.
2.
Standing Future-Advance Right; Initial Reference Shares; NREF Backstop.
(a)
For so long as this Letter Agreement remains in effect, each Fund shall have the right, but not the obligation, to purchase from NREF up to its then‑current pro rata share of any future Advance funded by NREF under the Note (as if Section 2(e) of the Participation Agreement applied to such Fund mutatis mutandis). For purposes of this Section 2(a), a Fund’s “then‑current pro rata share” means a fraction equal to such Fund’s then‑current Participation Interest divided by the Maximum Principal Amount, in each case as such amounts adjust automatically pursuant to the Participation Agreement. NREF shall fund all Advances to the Borrowers under the Note in its sole discretion as the lender of record, and no Fund shall have any right to make any Advance directly to any Borrower. NREF will retain any portion of any Advance not purchased by a Fund pursuant to this Section 2.
(b)
NREF will provide at least five (5) Business Days’ prior written notice to the Funds of any intended future Advance, specifying the amount and anticipated funding date thereof, and each Fund shall have three (3) Business Days from receipt of such notice to elect whether to participate and, if so, in what amount (not to exceed its then‑current pro rata share). If a Fund does not respond within such three (3) Business Day period, such Fund shall be deemed to have declined to participate in such Advance. Each Fund may elect to purchase up to its then‑current pro rata share of such Advance by written notice (including email) to NREF at any time before NREF finalizes allocations for that Advance; any portion not so elected shall be retained by NREF. Purchase price for any such sale shall be par in cash by wire transfer of immediately available funds on the agreed allocation date or promptly thereafter as the parties may mutually agree.

3.
Miscellaneous.
(a)
This Letter Agreement is an administrative arrangement among NREF and the Funds and does not amend, supplement or modify the Participation Agreement or the Loan Documents, and creates no rights, claims or defenses in favor of, or against, OSL or any Borrower. As among NREF and the Funds, the Participation Agreement controls in any conflict with this Letter Agreement. For the avoidance of doubt, OSL's rights under the Participation Agreement, including the Buyer's elective right to participate in future Advances under Section 2(e) thereof, the Unanimous Decision protections under Section 6(b) thereof, and the payment waterfall mechanics under Section 5 thereof, remain in full force and effect and are not modified hereby. For administrative clarity, the notice and election mechanics afforded to Buyer under Section 2(e) of the Participation Agreement are, as between NREF and the Funds, applied on the same Business Day cadence to each Fund pursuant to Section 2 of this Letter Agreement. Nothing herein is intended to create a partnership, joint venture, agency or other relationship creating fiduciary or quasi-fiduciary duties or similar duties and obligations or subject any Party to joint and several or vicarious liability or to impose any duty, obligation or liability that would arise therefrom with respect to any or all of the Parties or any of their respective Affiliates.
(b)
Counterparts. This Letter Agreement may be executed in one or more counterparts (including by attachment to electronic mail), all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties hereto and delivered (including by electronic transmission) to the other Parties.
(c)
Governing Law. This Letter Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of such state or any other jurisdiction) that would cause the application of Applicable Law of any jurisdiction other than those of the State of Texas.
(d)
WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING DIRECTLY OR INDIRECTLY OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS LETTER AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3(D).
(e)
Remedies; Specific Performance. Each Party acknowledges and agrees that an award of monetary damages for failure to comply with this Letter Agreement may not be an adequate remedy for the Party attempting to enforce such provisions and the non-breaching Party may have no adequate remedy at law. Accordingly, each Party agrees that the non-breaching Party will have the right, in addition to any other rights and remedies available at law or in equity, to enforce its rights and each other Party’s obligations under this Letter Agreement by an action or actions for specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach, without the requirement of posting bond or other security. The non-breaching Party shall be entitled to recover its costs and expenses, including attorneys’ fees, incurred in connection with any successful action brought by it to enforce the breaching Party’s obligations to comply with such provisions.
(f)
Entire Agreement. This Letter Agreement, together with the Participation Agreement, constitutes the entire agreement of the Parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the Parties other than those set forth or referred to herein or therein. Each of the Parties has made, in consultation with its legal, financial and tax advisors, its own independent inquiry and investigation into, and based thereon has formed an independent judgment concerning the transactions contemplated by this Letter Agreement.
(g)
Third-Party Beneficiaries. This Letter Agreement is made solely and specifically between and for the benefit of the Parties hereto and their respective successors and assigns. Nothing in this Letter Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any rights or remedies under or by reason of this Letter Agreement or result in their being deemed a third-party beneficiary of this Letter Agreement.
(h)
Notices. All notices and other communications to be given to any Party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid and shall be directed to the address or email address set forth below (or at such other address or email address as such Party shall designate by like notice) or on the date sent by email (with confirmation of transmission) if sent during normal business hours of the recipient.

If to NREF:

NexPoint Real Estate Finance Operating Partnership, L.P.

300 Crescent Court, Suite 700

Dallas, Texas 75201

Attention: DC Sauter and Rob Harris

With a copy (which shall not constitute notice) to:

Winston & Strawn LLP

2121 N. McKinney Ave., Suite 900

Dallas, TX 75201

Attention: Charlie Haag; Justin Reinus

If to the Funds:

c/o NexPoint Advisors, L.P.

300 Crescent Court, Suite 700

Dallas, Texas 75201

Attention: DC Sauter and Rob Harris

(i)
Successors and Assigns. This Letter Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that no Party hereto shall assign, by operation of law or otherwise, any or all of its rights or delegate any or all of its obligations under this Letter Agreement without the express written consent of the other Parties to this Letter Agreement, except in connection with a permitted Transfer of its Participation Interest under Section 8(b) of the Participation Agreement.

(j)
Amendments. All amendments to this Letter Agreement must be in writing and signed by all Parties.
(k)
Waivers. Any Party may, only by an instrument in writing, waive compliance by another Party with any term or provision of this Letter Agreement. The waiver by any Party of a breach of any term or provision of this Letter Agreement shall not be construed as a waiver of any subsequent breach. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising or single or partial exercise of any right, power or remedy by any Party, and no course of dealing between the Parties, shall constitute a waiver of any such right, power or remedy.
(l)
Severability. If any provision of this Letter Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Letter Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.
(m)
Interpretation. In the event an ambiguity or question of intent or interpretation arises with respect to this Letter Agreement, this Letter Agreement shall be construed as if it were drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Letter Agreement.
(n)
Further Assurances. The Parties agree that, from time to time, each of them will execute and deliver, or cause to be executed and delivered, such further agreements and instruments and take such other action as may be necessary to effectuate the provisions, purposes and intents of this Letter Agreement.
(o)
Limited Recourse. Notwithstanding anything that may be expressed or implied in this Letter Agreement, or any document or instrument delivered in connection herewith, by their acceptance of the benefits of this Letter Agreement, the Parties covenant, agree and acknowledge that no Person other than the Parties hereto has any liabilities, obligations or commitments of any nature (whether known or unknown, whether due or to become due, absolute, contingent or otherwise) hereunder (in each case subject to the limitations provided herein) or in connection with the transactions contemplated hereby and that, notwithstanding that each Party or its general partner (and any assignee permitted under Section 3(i)) may be a limited partnership, limited liability company or any other entity, no Party has any right of recovery under this Letter Agreement or under any document or instrument delivered in connection herewith, against, or any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, this Letter Agreement, the transactions contemplated hereby or in respect of any oral representation made or alleged to be made in connection herewith, against, and no personal liability whatsoever shall attach to, be imposed upon or otherwise be incurred by the former, current or future direct or indirect equity holders, controlling Persons, directors, officers, employees, agents, Affiliates (other than any assignee permitted under Section 3(i)), members, managers or general or limited partners of any of the Parties or any former, current or future stockholder, controlling Person, director, officer, employee, general or limited partner, member, manager, Affiliate (other than any assignee permitted under Section 3(i)) or agent of any of the foregoing, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or Applicable Law, or otherwise.
(p)
Termination. Notwithstanding anything in this Letter Agreement to the contrary, this Letter Agreement shall automatically terminate and be of no further force or effect (i) upon the unanimous written agreement of the Parties, (ii) on the date on which any Fund ceases to be managed or advised by NexPoint Advisors, L.P. or one of its Affiliates (solely as to such Fund), or (iii) upon the repayment in full of the Loan and the termination of the Participation Agreement; provided, that (A) accrued rights and obligations arising from completed purchases shall survive any such termination as necessary to give effect thereto, and (B) any breach of this Letter Agreement prior to such termination and the rights and remedies with respect to such breach will survive termination of this Letter Agreement.
(q)
Construction. Unless the context otherwise requires, the singular shall include the plural, and the plural shall include the singular. References to money refer to legal currency of the United States of America. Section titles or headings are for convenience only and neither limit nor amplify the provisions of this Letter Agreement itself, and all references herein to Sections or subdivisions thereof shall refer to the corresponding article, section or subdivision thereof of this Letter Agreement unless specific reference is made to such articles, sections or subdivisions of another document or instrument. Unless the context of this Letter Agreement clearly requires otherwise, the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” and the words “hereof,” “herein,” “hereunder” and similar terms in this Letter Agreement shall refer to this Letter Agreement as a whole and not any particular Section in which such words appear.

[Signature Pages Follow]

In acknowledgement that the foregoing correctly sets forth the understanding among the Parties, please sign in the space provided below, whereupon this Letter Agreement shall constitute a binding agreement as of the date indicated above.

Very truly yours,

NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P.

By: /s/ Paul Richards
Name: Paul Richards
Title: Chief Financial Officer

[Signature Page to Participation Letter Agreement]

Agreed to and accepted as of the date first written above:

HIGHLAND OPPORTUNITIES AND INCOME FUND

By: /s/ Will Mabry
Name: Will Mabry
Title: Assistant Treasurer

NEXPOINT DIVERSIFIED REAL ESTATE TRUST OP, L.P.

By: /s/ Paul Richards
Name: Paul Richards
Title: Chief Financial Officer

HIGHLAND GLOBAL ALLOCATION FUND

By: /s/ Will Mabry

Name: Will Mabry
Title: Assistant Treasurer

NRESF REIT SUB II, LLC

By:/s/ Will Mabry

Name: Will Mabry
Title: Assistant Treasurer

[Signature Page to Participation Letter Agreement]

Exhibit A

Form of Assignment and Joinder (Participation Agreement)

This Assignment and Joinder (this “Joinder”) is entered into as of April 3, 2026 by and between NexPoint Real Estate Finance Operating Partnership, L.P. (“Seller”) and [Purchaser] (“Purchaser”).

Reference is made to that certain Participation Agreement, dated as of March 25, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Participation Agreement”), by and between Seller and The Ohio State Life Insurance Company (“Buyer”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Participation Agreement.

1.
Assignment and Sale. Effective as of March 30, 2026, Seller hereby sells, assigns, transfers and conveys to Purchaser, and Purchaser hereby purchases and accepts from Seller, an undivided participation interest in the Loan and the Loan Documents in the principal amount of $__ (the “Assigned Participation”), together with a corresponding undivided interest in all payments, proceeds, recoveries and distributions attributable thereto from and after March 30, 2026, in each case subject to and in accordance with the Participation Agreement.

2.
Joinder; Succession. Purchaser hereby accedes to the Participation Agreement as a Participant, agrees to be bound by all terms and provisions thereof applicable to a Participant, and shall have the rights and obligations of a Participant with respect to the Assigned Participation as though an original signatory thereto. Purchaser acknowledges that Seller remains the lender of record under the Loan Documents.

3.
Purchaser Representations. Purchaser represents and warrants to Seller that: (a) Purchaser qualifies for a permitted Transfer under Section 8(b) of the Participation Agreement; and (b) Purchaser is not an Embargoed Person (as defined in the Participation Agreement).

4.
Notices; Wires. Purchaser’s notice information and wire instructions are set forth on Schedule 1 attached hereto.

5.
Miscellaneous. This Joinder may be executed in counterparts (including PDF or other electronic signatures) and is governed by the laws of the State of Texas.

SELLER:

NexPoint Real Estate Finance Operating Partnership, L.P.

By: ______________________________

Name:

Title:

PURCHASER:

[Purchaser]

By: ______________________________

Name:

Title:

Schedule 1 to Joinder

Purchaser Notice and Wire Instructions

Legal name: [__]

Address: 300 Crescent Court, Suite 700, Dallas, TX 75201, Attn: DC Sauter and Rob Harris

Wire instructions: [__]

Schedule 1

Participation InterestS

1.
HFRO: $2,500,000

2.
NXDT: $962,000

3.
HGLB: $1,250,000

4.
NRES: $38,000

Schedule 2

iNITIAL rEFERENCE Shares1

1.
HFRO: 6.25%

2.
NXDT: 2.405%

3.
HGLB: 3.125%

4.
NRES: 0.095%

1 Percentages shown are initial reference shares as of the Effective Date; each Fund’s participation right adjusts to its then‑current pro rata share under Section 2.